Exhibit 4.2

UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE JULY 17, 2010.

THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE LISTED ON THE TORONTO STOCK EXCHANGE (“TSX”); HOWEVER, THE SAID SECURITIES CANNOT BE TRADED THROUGH THE FACILITIES OF TSX SINCE THEY ARE NOT FREELY TRANSFERABLE, AND CONSEQUENTLY ANY CERTIFICATE REPRESENTING SUCH SECURITIES IS NOT “GOOD DELIVERY” IN SETTLEMENT OF TRANSACTIONS ON TSX.

WARRANT [    ]

SHARE PURCHASE WARRANT

SOPHIRIS BIO INC.

(Incorporated under the laws of the Province of British Columbia)

This is to certify that, for value received, [            ] (the “Warrant Holder”), of [            ], has the right to purchase from Sophiris Bio Inc. (the “Company”), upon and subject to the terms and conditions hereinafter referred to, [            ] common shares (the “Shares”) of the Company exercisable on or before 4:00 p.m. (Vancouver time) on March 16, 2015 (the “Expiry Date”), at the price of $0.65 (the “Exercise Price”) per Share, payable in lawful money of Canada. In the event that the closing price of the Shares of the Company on the Toronto Stock Exchange is higher than $1.75 per Share for a period of 10 consecutive trading days at any time after four months and one day after the Closing Date, the Company may accelerate the expiry date of the Warrants by giving notice to the holders thereof and in such case the Warrants will expire on the 30th day after the date on which such notice is given by the Company.

The right to purchase the Shares herein granted may only be exercised by the Warrant Holder within the time hereinbefore set out by:

(a)	duly completing and executing the warrant exercise form attached hereto (the “Warrant Exercise Form”) in the manner therein indicated;

(b)	delivering the Warrant Exercise Form and this Warrant Certificate to the Company at 1258 Prospect Street, La Jolla, California, United States of America, 92037; and

(c)	paying the appropriate purchase price for the Shares subscribed for either in cash or by certified cheque, money order, bank draft or wire transfer payable at par in Vancouver, British Columbia to the order of the Company.

None of the Warrants may be exercised in the United States (as such term is defined in Regulation S under the U.S. Securities Act of 1933, as amended (the “U.S. Securities Act”) or by or for the benefit of a “U.S. person” (as such term is defined in Regulation S under the U.S. Securities Act).

Upon receipt of the Warrant Exercise Form, this Warrant Certificate and the appropriate purchase price, the Shares in respect of which this Warrant Certificate is exercised will be deemed to have been issued and the Warrant Holder will be deemed to have become the holder of record of such Shares. The Company will as soon as practicable after such receipt issue to the Warrant Holder the Shares subscribed for and, within three business days of such receipt, the Company will mail to the Warrant Holder a certificate evidencing the Shares subscribed for. If the Warrant Holder subscribes for a lesser number of Shares than the number of Shares referred to in this Warrant Certificate, the Company shall forthwith cause to be delivered to the Warrant Holder a warrant certificate in respect of the Shares referred to in this Warrant Certificate but not subscribed for.

In the event of any subdivision of the common shares of the Company as such shares are constituted on the date hereof, at any time while this Warrant Certificate is outstanding, into a greater number of common shares, the Company will thereafter deliver at the time or times of purchase of Shares hereunder, in addition to the number of Shares in respect of which the right to purchase is then being exercised, such additional number of shares as result from such subdivision without any additional payment or other consideration therefor.

In the event of any consolidation of the common shares of the Company as such common shares are constituted on the date hereof, at any time while this Warrant Certificate is outstanding, into a lesser number of common shares, the number of Shares represented by this Warrant Certificate shall thereafter be deemed to be consolidated in like manner and any subscription by the Warrant Holder for Shares hereunder shall be deemed to be a subscription for shares of the Company as consolidated.

In the event of any capital reorganization or reclassification of the Company’s common shares or the merger or amalgamation of the Company with another corporation at any time while this Warrant Certificate is outstanding, the Company or its successor shall thereafter deliver at the time of purchase of Shares hereunder the number of shares of the appropriate class resulting from the capital reorganization, reclassification, merger or amalgamation as the Warrant Holder would have been entitled to receive in respect of the number of Shares so purchased had the right to purchase been exercised before such capital reorganization or reclassification of the common shares or the merger or amalgamation of the Company with another corporation.

The Company will not effect any reorganization, merger or amalgamation which will result in a successor to the Company unless prior to or simultaneously with the consummation thereof the successor entity acknowledges in writing that it is bound by and will comply with the terms of this Warrant Certificate.

If the Company at any time while this Warrant Certificate is outstanding shall pay any stock dividend or other distribution upon the common shares of the Company in respect of which the right to purchase is herein then given, the Company shall thereafter deliver at the time of purchase of Shares hereunder in addition to the number of Shares in respect of which the right to purchase is then being exercised, the additional number of shares of the appropriate class as would have been payable on the Shares so purchased if they had been outstanding on the record date for the payment of the stock dividend or distribution.

The Company will give the Warrant Holder at least 20 days’ prior written notice of the record date for the purpose of any dividend, distribution or offer to its shareholders or for the purpose of determining rights to vote with respect to any amalgamation, merger, corporate combination or liquidation or dissolution together with a description of the proposed action and its effect on the shares and warrants of the Company.

Any Share certificate issued pursuant to an exercise of this Warrant Certificate prior to July 17, 2010 must contain the following legends:

“UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE JULY 17, 2010.

THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE LISTED ON THE TORONTO STOCK EXCHANGE (“TSX”); HOWEVER, THE SAID SECURITIES CANNOT BE TRADED THROUGH THE FACILITIES OF TSX SINCE THEY ARE NOT FREELY TRANSFERABLE, AND CONSEQUENTLY ANY CERTIFICATE REPRESENTING SUCH SECURITIES IS NOT “GOOD DELIVERY” IN SETTLEMENT OF TRANSACTIONS ON TSX.”

Nothing contained herein shall confer any right upon the Warrant Holder or any other person to subscribe for or purchase any Shares at any time subsequent to 4:00 p.m. Vancouver time on the Expiry Date, and from and after such time this Warrant Certificate and all rights hereunder shall be void and of no value.

If this Warrant Certificate is mutilated, lost, destroyed or stolen the Company shall issue and deliver a new warrant certificate representing the same number of Warrants as this Warrant Certificate in lieu of and in substitution for such mutilated, lost, destroyed or stolen Warrant Certificate. The applicant for the issue of the new warrant certificate shall bear the costs of the issue thereof and shall furnish the Company with such evidence of ownership and of the loss, destruction or theft of the Warrant Certificate and with such indemnity and surety bond as the Company may require.

The holding of this Warrant Certificate shall not constitute the Warrant Holder a shareholder of the Company.

Time shall be of the essence hereof.

IN WITNESS WHEREOF Sophiris Bio Inc. has caused this Warrant Certificate to be signed by its duly authorized signing officer as of [                    ].

SOPHIRIS BIO INC.

Per:
Authorized Signatory

SCHEDULE “A”

WARRANT EXERCISE FORM

TO:	SOPHIRIS BIO INC.

The undersigned holder of the within Warrant Certificate hereby irrevocably subscribes for                  Common Shares of SOPHIRIS BIO INC. (the “Company”) pursuant to the within Warrant Certificate at the Exercise Price per share specified in the said Warrant Certificate and encloses herewith cash or a certified cheque, money order, bank draft or wire transfer payable to the order of the Company in payment of the subscription price therefor.

If any Warrants represented by this Warrant Certificate are not being exercised, a new Warrant certificate will be issued and delivered with the Common Share certificates.

Please issue a certificate for the shares being purchased as follows in the name of the undersigned:

NAME:
(Please Print)

ADDRESS:

DATED this      day of             ,         .

(Signature)